UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 17, 2007

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

10855 Dover Street, Suite 1100 Westminster, Colorado   80021
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (303) 439-0372

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

         On April 20, 2007, Security With Advanced Technology, Inc. (the "Company") issued a press release announcing that its financial statements for the year ended December 31, 2006, which were included in its Annual Report on From 10-KSB that was filed with the Securities and Exchange Commission on April 17, 2007, contained a going concern qualification from its independent auditors, GHP Horwath, P.C. The going concern opinion was issued in connection with the Company's 2006 year-end audit. Subsequent to the December 31, 2006 financial statements, the Company consummated private placements of convertible promissory notes and warrants to purchase shares of the Company's common stock in March 2007 and April 2007, pursuant to which the Company raised approximately $5.2 million and $800,000, respectively. A copy of the April 20, 2007 press release is attached hereto as Exhibit 99.1 and is incorporated herein by referenced.

9.01  Exhibits

Exhibit No.	Description

99.1	Press release dated April 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2007	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer